Thoratec® Reports First Quarter 2013 Results

- Revenue of $117.7 million for the first quarter of 2013

- GAAP Net Income per Diluted Share of $0.31, and Non-GAAP Net Income per Diluted Share of $0.41

- Company reaffirms full-year 2013 guidance for revenue and earnings per share

PLEASANTON, Calif., May 2, 2013 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today reported its financial results for the first quarter of 2013.

For the quarter ended March 30, 2013, Thoratec reported revenues of $117.7 million, a 7 percent decrease versus revenues of $126.8 million in the same period a year ago. Net income on a GAAP basis was $18.2 million, or $0.31 per diluted share, compared to GAAP net income of $25.5 million, or $0.43 per diluted share, in the same period last year. Non-GAAP net income, which is described later in this press release, was $24.0 million, or $0.41 per diluted share in the first quarter of 2013, compared to non-GAAP net income of $30.6 million, or $0.51 per diluted share, in the first quarter of 2012.

"Although we faced some expected challenges in the first quarter, our team is responding well to our near-term priorities while also staying focused on key longer-term growth drivers, giving us confidence in Thoratec's outlook for 2013 and beyond," said Gary Burbach, President and Chief Executive Officer.

Thoratec provided several updates with respect to the HeartMate II® franchise. In March, the company initiated a commercial launch in Europe of the Pocket Controller™, a next-generation device that provides important patient safety and quality-of-life benefits. The Pocket Controller is currently awaiting FDA approval in the U.S. Additionally, on April 1st, Japan's Ministry of Health, Labour, and Welfare issued reimbursement approval for HeartMate II for the Bridge-to-Transplantation indication, allowing the company and its distribution partner to commence a commercial launch in Japan.

Lastly, at the International Society for Heart and Lung Transplantation (ISHLT) annual meeting, Dr. Ulrich Jorde, medical director of the mechanical circulatory support program at New York-Presbyterian Hospital/Columbia, presented two-year follow-up results from the Destination Therapy post-approval study. The results showed a trend toward improved survival and reduced adverse event rates in the post-approval experience compared to the pivotal clinical trial, along with a six-day reduction in median length of hospital stay following surgery. According to Dr. Jorde, "Particularly for patients who do not have the option of heart transplantation, we are seeing results in the broader commercial setting that confirm the clinical trial results, with continued excellent outcomes and good quality of life. The results of the HeartMate II trial and its successful implementation in clinical practice set the bar for all destination therapy trials in the future."

"We continue to achieve important milestones in terms of product and market development for our established commercial platforms," Burbach commented. "Additionally, we are focused on our longer-term initiatives and remain on track to begin pivotal clinical trials later this year for both HeartMate III™ and HeartMate PHP™."

First Quarter of 2013 Financial Results

Thoratec reported revenues of $117.7 million in the first quarter of 2013, a decrease of 7 percent compared to the same quarter last year. The HeartMate product line contributed $102.9 million, a decrease of 8 percent, while the CentriMag product line contributed $10.4 million, an increase of 20 percent. The PVAD™ and IVAD™ product line contributed $3.8 million, a decrease of 34 percent.

GAAP gross margin in the first quarter of 2013 was 70.2 percent compared to 69.3 percent in the same quarter last year. The increase in GAAP gross margin was due primarily to manufacturing efficiencies, lower warranty and amortization expenses, and the absence of fair value inventory adjustments in 2013, in part offset by the U.S. medical device excise tax, which we recorded for the first time in the first quarter of 2013. Non-GAAP gross margin, described later in this press release, was 72.1 percent compared to 71.6 percent in the same quarter last year.

GAAP operating expenses in the first quarter of 2013 were $59.3 million compared to $50.9 million in the same quarter last year. The increase in GAAP operating expenses was due primarily to product and market development initiatives. Non-GAAP operating expenses, described later in this press release, were $52.8 million compared to $45.7 million in the same quarter last year.

The company's GAAP effective tax rate in the first quarter of 2013 was 25.9 percent versus 32.4 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 27.9 percent versus 33.1 percent in the same period last year.

Cash and investments as of March 30, 2013 were $262.1 million, compared to $260.4 million as of December 29, 2012. During the quarter, the company completed a $75.0 million accelerated share repurchase program, which retired a total of 2.1 million shares of common stock over the duration of the program.

GUIDANCE FOR FISCAL 2013

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below.

The company reaffirmed existing guidance for the full year for revenues as well as net income per diluted share on both a GAAP and non-GAAP basis. Revenues are expected to be in the range of $490 million to $510 million. GAAP net income per diluted share is expected to be in the range of $1.32 to $1.42, and non-GAAP net income per diluted share is expected to be in the range of $1.76 to $1.86.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-2131, passcode 4385905. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Thursday, May 9, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 4385905.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, , non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, the amortization of purchased intangible assets, Levitronix Medical fair market value (FMV) inventory adjustments related to the acquisition.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any exclusions made in conjunction with the application of the two-class method for calculating net income per share.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense, the amortization of purchased intangible assets, and Levitronix Medical FMV inventory adjustments related to the acquisition.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense and amortization of purchased intangible assets.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude the amortization of purchased intangible assets. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allow investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

To enable investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded Levitronix Medical FMV inventory adjustments related to the acquisition as they are infrequent in nature.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for the three months ended March 30, 2013 and March 31, 2012:

THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 30, 2013	March 31, 2012

Product sales	$ 117,725	$ 126,769
Cost of product sales	35,073	38,887
Gross profit	82,652	87,882
Operating expenses:
Selling, general and administrative	34,745	31,201
Research and development	24,513	19,696
Total operating expenses	59,258	50,897
Income from operations	23,394	36,985
Other income and (expense):
Interest expense	(4)	(3)
Interest income and other	1,117	734
Income before income taxes	24,507	37,716
Income tax expense	(6,337)	(12,230)
Net income	$ 18,170	$ 25,486

Net income per share- Basic:	$ 0.32	$ 0.44

Net income per share- Diluted:	$ 0.31	$ 0.43

Shares used to compute net income per share:
Basic	57,486	58,438
Diluted	58,507	59,382

The following table presents our quarterly revenues by source for the first quarter of 2013 and the full year 2012:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended
	March 30, 2013	December 29, 2012	September 29, 2012	June 30, 2012	March 31, 2012

Revenue by Product Line
HeartMate	$ 102.9	$ 110.8	$ 105.9	$ 106.2	$ 111.7
PVAD & IVAD	3.8	5.6	3.8	3.8	5.8
CentriMag (1)	10.4	11.5	7.5	8.0	8.7
Other	0.6	0.6	0.6	0.6	0.6
Total	$ 117.7	$ 128.5	$ 117.8	$ 118.6	$ 126.8

Revenue by Category
Pump	$ 84.3	$ 93.0	$ 85.0	$ 85.7	$ 92.6
Non-Pump	32.8	34.9	32.2	32.3	33.6
Other	0.6	0.6	0.6	0.6	0.6
Total	$ 117.7	$ 128.5	$ 117.8	$ 118.6	$ 126.8

Revenue by Geography
United States	$ 92.3	$ 102.0	$ 97.5	$ 97.1	$ 103.9
International	25.4	26.5	20.3	21.5	22.9
Total	$ 117.7	$ 128.5	$ 117.8	$ 118.6	$ 126.8

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly pump units by geography for the first quarter of 2013 and the full year 2012:

THORATEC CORPORATION
Quarterly Pump Units
(Unaudited)

	Three months ended
Units by Geography	March 30, 2013	December 29, 2012	September 29, 2012	June 30, 2012	March 31, 2012
United States	716	812	781	773	838
International	219	254	208	212	219
Total (1)	935	1,066	989	985	1,057

(1) Excludes CentriMag and PediMag/PediVAS units

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and diluted net income per share for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
Net income reconciliation	March 30, 2013	March 31, 2012

Net income on a GAAP basis	$ 18,170	$ 25,486
Share-based compensation expense:
- Cost of product sales	571	404
- Selling, general and administrative	3,683	2,979
- Research and development	1,913	1,516
Amortization of purchased intangibles:
- Cost of product sales	1,714	2,072
- Selling, general and administrative	751	602
- Research and development	82	82
Levitronix Medical FMV inventory adjustments	-	355
Income tax effect of non-GAAP adjustments	(2,929)	(2,895)
Net income on a non-GAAP basis	$ 23,955	$ 30,601

	Three Months Ended
Diluted net income per share reconciliation	March 30, 2013	March 31, 2012

Diluted net income per share on a GAAP basis	$ 0.31	$ 0.43
Share-based compensation expense:
- Cost of product sales	0.01	0.01
- Selling, general and administrative	0.07	0.05
- Research and development	0.03	0.02
Amortization of purchased intangibles:
- Cost of product sales	0.03	0.03
- Selling, general and administrative	0.01	0.01
- Research and development	0.00	0.00
Levitronix Medical FMV inventory adjustments	-	0.01
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)
Diluted net income per share on a non-GAAP basis	$ 0.41	$ 0.51

	Three Months Ended
	March 30, 2013	March 31, 2012
Shares used to compute diluted net income per share reconciliation

Shares used in calculation of diluted net income per share -- GAAP	58,507	59,382
Weighted average unvested restricted stock awards (1)	-	46
Shares used in calculation of diluted net income per share -- non-GAAP	58,507	59,428

(1)

The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 46,000 for the three months ended March 31, 2012.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended
	March 30, 2013		March 31, 2012

Gross profit on a GAAP basis	$ 82,652	70.2%	$ 87,882	69.3%
Share-based compensation expense	571		404
Amortization of purchased intangibles	1,714		2,072
Levitronix Medical FMV inventory adjustments	-		355
Gross profit on a non-GAAP basis	$ 84,937	72.1%	$ 90,713	71.6%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended
	March 30, 2013	March 31, 2012

Operating expenses on a GAAP basis	$ 59,258	$ 50,897
Share-based compensation expense:
- Selling, general and administrative	(3,683)	(2,979)
- Research and development	(1,913)	(1,516)
Amortization of purchased intangibles:
- Selling, general and administrative	(751)	(602)
- Research and development	(82)	(82)
Operating expenses on a non-GAAP basis	$ 52,829	$ 45,718

The following table reconciles the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended
	March 30, 2013		March 31, 2012

Tax expense on a GAAP basis	$ 6,337	25.9%	$ 12,230	32.4%
Share-based compensation expense	2,614		2,008
Amortization of purchased intangibles	895		1,012
Excess compensation limitations and other	(580)		(267)
Levitronix Medical FMV inventory adjustments	-		142
Tax expense on a non-GAAP basis	$ 9,266	27.9%	$ 15,125	33.1%

The following table reconciles the guidance on a GAAP basis and non-GAAP basis for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Net income per diluted share reconciliation	For the Fiscal Year Ended 2013
	From	To

Net income from continuing operations per diluted share on a GAAP basis	$ 1.32	$ 1.42
Share-based compensation expense	0.32	0.31
Amortization of purchased intangibles	0.13	0.13
Tax rate effect on Non-GAAP earnings	(0.01)	-
Net income from continuing operations per diluted share on a Non-GAAP basis	$ 1.76	$ 1.86

Shares used in calculation of net income per diluted share - GAAP and Non-GAAP	59,000	59,000

About Thoratec

Thoratec is the world leader in mechanical circulatory support with the broadest product portfolio to treat the full range of clinical needs for patients suffering from advanced heart failure. The company's products include the HeartMate LVAS and Thoratec VAD, with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and markets the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate III, HeartMate PHP and IVAD are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2012 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "hopes," "could," "will," "estimates," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products, including development and clinical trial timing, and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Taylor Harris, Vice President and Chief Financial Officer, Thoratec Corporation, +1-925-738-0047